EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiaries of Ashland Global Holdings Inc. (“Ashland”) at September 30, 2021, included the companies listed below.

Company	Jurisdiction of Incorporation
565 Corporation	Delaware
Alera Technologies, Inc.	Delaware
Alix Technologies LLC	Delaware
Aloe Vemera, S.P.R de R.L. de C.V.	Mexico
Ash B5 Limited	Bermuda
Ash GH One Inc.	Delaware
Ash GH Switzerland GmbH	Switzerland
Ash Global Holdings Two B.V.	Netherlands
ASH GP INC.	Delaware
Ash Junior Global Holding One LLC	Delaware
Ash Junior Global Holding Two LLC	Delaware
Ash Swiss Holding Two GmbH	Switzerland
Ashland (Australasia) Pty. Limited	Australia
Ashland (China) Holdings Co., Ltd.	CHINA, PEOPLES REPUBLIC OF
Ashland (Gibraltar) One Holding, Inc.	Delaware
Ashland (Thailand) Co., Ltd	Thailand
Ashland Argentina S.R.L.	Argentina
Ashland Canada Corp./Corporation Ashland Canada	Province of Nova Scotia
Ashland Canada Holdings B. V.	Netherlands
Ashland Chemco Inc.	Delaware
Ashland Chemical De Mexico S.A. De C.V.	Mexico
Ashland Chemical Trading (Shanghai) Company Limited	China
Ashland Chemicals (Nanjing) Company Limited	CHINA, PEOPLES REPUBLIC OF
Ashland Colombia S.A.S.	Colombia
Ashland Comercio de Especialidades Quimicas do Brasil Ltda.	Brazil
Ashland CZ s.r.o.	Czech Republic
Ashland Eastern Markets LLC	Russian Federation
Ashland Ethanol, Inc.	Delaware
Ashland Finance Limited	Bermuda
Ashland Global Holdings Inc.	Delaware
Ashland India Private Limited	India
Ashland Industria de Ingredientes do Brasil Ltda.	Brazil
Ashland Industries Deutschland GmbH	Germany
Ashland Industries Europe GmbH	Switzerland
Ashland Industries France SAS	France
Ashland Industries Italia S.r.l.	Italy
Ashland Industries Nederland B.V.	Netherlands

Company	Jurisdiction of Incorporation
Ashland Ingredients Poland Sp. z o.o.	Poland
Ashland Italia S.r.l.	Italy
Ashland Japan Ltd.	Japan
Ashland Licensing and Intellectual Property LLC	Delaware
Ashland LLC	Kentucky
Ashland Mexico Holdings One, LLC	Delaware
Ashland Mexico Holdings Two, LLC	Delaware
Ashland Nigeria Exploration Unlimited	Nigeria
Ashland Oil (Nigeria) Company Unlimited	Nigeria
Ashland Oil, Inc.	Kentucky
Ashland Pacific Pty. Ltd.	Australia
Ashland Pharmachem International Holdings LLC	Delaware
Ashland Services B. V.	Netherlands
Ashland Services Mexico, S.A. de C.V.	Mexico
Ashland Singapore Pte. Ltd.	Singapore
Ashland Spain Real Estate Holdings, S.L.	Spain
Ashland Specialties Austria GmbH	Austria
Ashland Specialties Belgium BVBA	Belgium
Ashland Specialties Chemicals Commerce Limited	Turkey
Ashland Specialties France S.a.r.l.	France
Ashland Specialties Hispania S.L.	Spain
Ashland Specialties Ireland Limited	Ireland
Ashland Specialties (Shanghai) Co. Ltd	CHINA, PEOPLES REPUBLIC OF
Ashland Specialties Sverige AB	Sweden
Ashland Specialties UK Limited	United Kingdom
ASHLAND SPECIALTY CHEMICAL (SINGAPORE) PTE. LTD.	Singapore
Ashland Specialty Chemical Korea Co., Ltd.	Korea, Republic of
ASHLAND SPECIALTY CHEMICALS (MALAYSIA) SDN.BHD	Malaysia
Ashland Specialty Ingredients G.P.	Delaware
Ashland-Alaskan, Limited	Alaska
Ashland-Plasticos De Portugal, Lda.	Portugal
Ashmont Insurance Company, Inc.	Vermont
Ashprop Two LLC	Delaware
Avoca LLC	North Carolina
Avoele, S.A. de C.V.	Mexico
Belleville Realty Corp.	Delaware
Blazer Properties LLC	Delaware
Bluegrass Insurance Company Limited	Bermuda
CLTA LLC	Delaware
Curtis Bay Insurance Co. Ltd	Bermuda
CVG Capital III LLC	Delaware
East Bay Realty Services, Inc.	Delaware
FJR, Inc.	Georgia

Company	Jurisdiction of Incorporation
Hercofina	Delaware
Hercules Holding BV BVBA	Belgium
Hercules Hydrocarbon Holdings, Inc.	Delaware
Hercules International Limited, LLC	Delaware
Hercules Investment ApS	Denmark
Hercules Investments Netherlands B.V.	Netherlands
Hercules Islands Corporation	VIRGIN ISLANDS (US)
Hercules LLC	Delaware
Hercules Paper Holdings, Inc.	Delaware
Hercules Trading (Shanghai) Company Limited	CHINA, PEOPLES REPUBLIC OF
International Specialty Holdings LLC	Delaware
International Specialty Products (India) Private Limited	India
International Specialty Products Funding Corporation	Delaware
International Specialty Products Inc.	Delaware
ISP (Belgium) International N. V.	Belgium
ISP Alginates Inc.	Delaware
ISP Canada Corp.	Province of Nova Scotia
ISP Capital LLC	Delaware
ISP Chemco LLC	Delaware
ISP Chemical Products LLC	Delaware
ISP Chemicals LLC	Delaware
ISP Environmental Services Inc.	Delaware
ISP France Holding SARL	France
ISP France Marketing SARL	France
ISP Freetown Fine Chemicals Inc.	Delaware
ISP Freight Services N. V.	Belgium
ISP Global Operations (Barbados) Inc.	Barbados
ISP Global Technologies Deutschland Unterstutzungskasse GmbH	Germany
ISP Global Technologies Inc.	Delaware
ISP Global Technologies LLC	Delaware
ISP HC Limited	Cyprus
ISP Holdings (U.K.) Ltd.	United Kingdom
ISP Hungary Holdings Limited Liability Company	Hungary
ISP International Corp.	Delaware
ISP Investments LLC	Delaware
ISP Lima LLC	Delaware
ISP Luxembourg Canada S.a.r.l.	Luxembourg
ISP Management Company, Inc.	Delaware
Ashland Specialties Deutschland GmbH	Germany
ISP Microcaps (U.K.) Limited	United Kingdom
ISP Pharma Systems LLC	Delaware
ISP Real Estate Company, Inc.	Delaware
ISP Singapore Holding LLC	Delaware

Company	Jurisdiction of Incorporation
ISP Technologies LLC	Delaware
Pakistan Gum Industries (Private) Limited	Pakistan
Pharmachem Laboratories LLC	Delaware
Pharmachem Laboratories Utah, LLC	Utah
Progiven S.A.S.	France
Proprietary Nutritionals LLC	Delaware
PT Ashland Asia	Indonesia
PT. Ashland Specialty Chemicals Indonesia	Indonesia
Ralop, S. de R.L. de C.V.	Mexico
Shanghai Ashland Chemical Technology Development Co., Ltd.	CHINA, PEOPLES REPUBLIC OF
Schulke Inc.	Delaware
Schulke & Mayr Italia S.R.L.	Italy
St Croix Petrochemical Corp	VIRGIN ISLANDS (US)
Taiwan Ashland Co., Ltd.	TAIWAN
Techwax Limited	United Kingdom
Tri-State Growth Capital Fund I, L.P.	Delaware
Vemera, S. de R.L. de C.V.	Mexico
WSP LLC	Delaware